UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of Material Definitive Agreement

On July 30, 2018, Southcross Energy Partners, L.P. (the “Partnership”) announced that it has informed American Midstream Partners, LP, a Delaware limited partnership (“AMID”), by written notice that the Partnership has terminated the Agreement and Plan of Merger, dated October 31, 2017, by and among the Partnership, Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“SXE GP”), AMID, American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), and Cherokee Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“Merger Sub”) as amended by that certain Amendment No. 1 to Merger Agreement, dated as of June 1, 2018, by and among the Partnership, SXE GP, AMID, AMID GP and Merger Sub (as amended, the “Merger Agreement”), as a result of the merger contemplated by the Merger Agreement not being completed on or prior to June 15, 2018. As previously disclosed, under the Merger Agreement, the Partnership was to merge with and into Merger Sub, with the Partnership continuing its existence under Delaware law as the surviving entity in the merger and wholly owned subsidiary of AMID.

Simultaneously, on July 30, 2018, the Partnership announced that Southcross Holdings LP, a Delaware limited partnership that indirectly owns 100% of the limited liability company interests of SXE GP (“Southcross Holdings”), has informed AMID, by written notice that Southcross Holdings has terminated the Contribution Agreement, dated October 31, 2017, by and among Southcross Holdings, AMID and AMID GP, as amended by that certain Amendment No. 1 to Contribution Agreement, dated as of June 1, 2018, by and among Southcross Holdings, AMID and AMID GP (as amended, the “Contribution Agreement”), as result of the transactions contemplated by the Contribution Agreement not being completed on or prior to June 15, 2018 due to AMID’s Funding Failure (as defined in the Contribution Agreement). Pursuant to the terms of the Contribution Agreement, AMID is obligated to pay Southcross Holdings a fee of $17,000,000 as a result of such termination, a portion of which will be used to reimburse certain of Southcross Energy’s transaction costs.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Merger Agreement and Amendment No. 1 to Merger Agreement, which were previously attached as Exhibit 2.1 to the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2017 and June 1, 2018, respectively. The foregoing description of the terms of the Contribution Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Contribution Agreement and Amendment No. 1 to Contribution Agreement, which were previously attached as Exhibit 2.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017 and the Current Report on Form 8-K filed with the SEC on June 1, 2018, respectively.

Item 7.01 Regulation FD Disclosure

On July 30, 2018, the Partnership issued a press release which announced that it had terminated the Merger Agreement with AMID, AMID GP and Merger Sub and that Southcross Holdings has terminated the Contribution Agreement with AMID and AMID GP. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P., dated July 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners, GP, LLC
its general partner

Date: July 30, 2018	By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P., dated July 30, 2018